UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020 (August 21, 2020)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, AZ 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase common stock(2)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s common stock for an exercise price of $5.75.

(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 22, 2018, Sapphire Holding S.a r.l. (“Sapphire”), a significant stockholder of WillScot Mobile Mini Holdings Corp. (the “Company”), entered into an agreement (the “2018 Margin Loan Agreement”) with Barclays Bank PLC, as administrative agent and calculation agent, and the lender parties thereto (together, the “Lenders”), for the Lenders to provide to Sapphire a $125.0 million margin loan (the “Margin Loan”), secured by a pledge of Sapphire’s shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The 2018 Loan was scheduled to mature on August 23, 2020.

On August 21, 2020, Sapphire entered into an amended and restated margin loan agreement (the “A&R Loan Agreement”) with the Lenders which, among other things, extends the maturity date of the Margin Loan to August 29, 2022. As of August 21, 2020, 59,675,708 shares of the Company’s Common Stock are pledged (the “Pledged Shares”) to secure repayment of amounts outstanding under the Margin Loan.

The Company is not a party to the A&R Loan Agreement and has no obligations thereunder, but the Company has acknowledged that the issuer agreement it previously delivered to the Lenders in connection with Sapphire’s entry into the 2018 Margin Loan Agreement, pursuant to which it, among other things, agreed to certain obligations relating to the Pledged Shares and, subject to applicable law and stock exchange rules, agreed not to take any actions that are intended to materially hinder or delay the exercise of any remedies with respect to the Pledged Shares, continues to apply to the Margin Loan, as extended by the A&R Loan Agreement.

The Company has been informed by Sapphire that the A&R Loan Agreement contains customary default provisions. In the event of a default under the A&R Loan Agreement by Sapphire, the Lenders and their affiliates and assignees may foreclose upon any and all Pledged Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: August 26, 2020	By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President, General Counsel & Secretary